[Letterhead of Skadden, Arps, Slate, Meagher & Flom]




                               May 5, 1998



 Bull & Bear Global Income Fund, Inc.
 11 Hanover Square
 New York, New York 10005


                Re: Bull & Bear Global Income Fund, Inc. - Registration Statement on Form N-2 (File No. 333-46765)

 Ladies and Gentlemen:

           We have acted as special counsel to Bull & Bear Global Income Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation of the above-referenced Registration Statement on Form N-2 initially filed by the Fund with the Securities and Exchange Commission (the "Commission") on February 24, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), Pre-Effective Amendment No. 1 thereto filed by the Fund with the Commission on April 3, 1998 and Pre-Effective Amendment No. 2 thereto filed by the Fund with the Commission on May 5, 1998 (as so amended, the "Registration Statement"). The Registration Statement relates to the registration under the 1933 Act and the 1940 Act of the number of shares of common stock, par value $.01 per share, of the Fund specified therein (the "Common Shares").

           This opinion is delivered in accordance with the requirements of
 Item 24 of Form N-2.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (together with the form of prospectus and statement of additional information forming a part thereof), (ii) the Articles of Incorporation and By-Laws of the Fund, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of the Fund relating to the filing of the Registration Statement and any amendments or supplements thereto, and the proposed issuance of the Common Shares and related matters, and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund.

           Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Maryland.

           Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) certificates representing the Common Shares are duly executed, countersigned, registered and duly delivered upon payment of the agreed upon consideration therefor as described in the Registration Statement, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion with the Commission as Exhibit (xii) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
 Section 7 of the 1933 Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/  Skadden, Arps, Slate, Meagher &
                                    Flom